UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2011

TAL INTERNATIONAL GROUP, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	333-126317	20-1796526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Manhattanville Road

Purchase, New York 10577-2135

(Address of Principal Executive Offices, including Zip Code)

Telephone: (914) 251-9000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 26, 2011, the Company held its Annual Meeting of Stockholders. At the Annual Meeting, the stockholders of the Company voted on (i) the election of nine directors to serve until the 2012 Annual Meeting of Stockholders or until their respective successors are elected and qualified, (ii) to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011, (iii) advisory vote on the approval of executive compensation and (iv) advisory vote on the frequency of the advisory vote on executive compensation.

The number of votes cast for the election of the nine directors were as follows:

	Number of Shares
Nominee	For	Withheld	Broker Non Votes
Malcolm P. Baker	27,483,853	500,825	1,402,999
A. Richard Caputo, Jr.	21,918,983	6,065,695	1,402,999
Claude Germain	27,483,943	500,735	1,402,999
Brian J. Higgins	22,977,677	5,007,001	1,402,999
John W. Jordan II	21,926,112	6,058,566	1,402,999
Frederic H. Lindeberg	27,482,898	501,780	1,402,999
Brian M. Sondey	23,142,075	4,842,603	1,402,999
David W. Zalaznick	18,500,634	9,484,044	1,402,999
Douglas J. Zych	22,979,029	5,005,649	1,402,999

The number of votes cast to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm were as follows:

Number of Shares

For	Against	Abstain
29,344,105	17,179	26,393

The number of advisory votes cast on the approval of executive compensation were as follows:

Number of Shares

For	Against	Abstain	Broker Non Votes
27,895,270	68,266	21,142	1,402,999

The number of advisory votes cast on the frequency of the advisory vote on executive compensation were as follows:

Number of Shares

3 Years	2 Years	1 Year	Abstain	Broker Non Votes
19,229,511	54,723	8,682,058	18,386	1,402,999

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAL International Group, Inc.

Dated: April 27, 2011	By:	/s/ John Burns
		Name:	John Burns
		Title:	Senior Vice President and Chief Financial Officer